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                                                                   Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF
           [12%/11 1/2%] SENIOR NOTES DUE [JULY 15, 2008/MAY 1, 2009]
                              (THE "CAPROCK NOTES")

                                       OF

                          CAPROCK COMMUNICATIONS CORP.

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender CapRockNotes pursuant to the Exchange
Offer described in the Prospectus dated _____ __, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") of McLeodUSA
Incorporated, a Delaware corporation (the "Company"), if certificates for the CapRock Notes are not immediately available, or time will not permit the CapRock Notes, the Letter of Transmittal and all other required documents to be delivered to United States Trust Company of New York (the "Exchange
Agent") prior to 5:00 p.m., New York City time, on November __, 2000 or such later date and time to which the Exchange Offer may be extended (the
"Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange
Offer--Procedures for Tendering CapRock Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

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
                            THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                                 UNITED STATES TRUST COMPANY OF NEW YORK

          BY FACSIMILE:                          BY MAIL:                          BY HAND BEFORE 4:30 P.M.:
         (212) 780-0592                 United States Trust Company               United States Trust Company
                                               of New York                                of New York
   Attention: Customer Service          P.O. Box 843 Cooper Station                      111 Broadway
    Confirm by Telephone to:             New York, New York 10276                  New York, New York 10006
         (800) 548-6565                 Attention: Corporate Trust             Attention: Lower Level Corporate
                                                 Services                                Trust Window

              BY OVERNIGHT COURIER AND BY HAND AFTER 4:30 P.M.:

                   United States Trust Company of New York
                         770 Broadway, 13th Floor
                         New York, New York 10003

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the CapRockNotes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering CapRock Notes."

Name(s) of Registered Holder(s):
                                ---------------------------------------------
                                                  (Please Print or Type)
Signature(s):
             ----------------------------------------------------------------
Address(es):
            -----------------------------------------------------------------
            -----------------------------------------------------------------
Area Code(s) and Telephone Number(s):
                                     ----------------------------------------
Account Number:
               --------------------------------------------------------------
Date:
     ------------------------------------------------------------------------

       Certificate No(s).                    Principal Amount of CapRock
        (if available)                             Notes Tendered*
-------------------------------          ------------------------------------
-------------------------------          ------------------------------------
-------------------------------          ------------------------------------
-------------------------------          ------------------------------------
-------------------------------          ------------------------------------
* Must be in integral multiples of $1,000 principal amount.

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the CapRock Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such CapRock Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:
             ------------------          ------------------------------------
                                                 Authorized Signature

Address:                                 Name:
        -----------------------               -------------------------------
                                                    Please Print or Type

                                         Title:
-------------------------------                ------------------------------
                       Zip Code

Telephone No.:                           Dated:
              -----------------                ------------------------------


         The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any CapRock Notes (or a confirmation of book-entry transfer of such CapRockNotes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.